UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  December 20, 2018

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On December 20, 2018, NextEra Energy Partners Acquisitions, LLC (purchaser), an indirect subsidiary of NextEra Energy Partners, LP (NEP), completed its previously announced acquisition (the acquisition) of 100% of the membership interests in NEP Renewables, LLC (NEP Renewables), which owns 100% of the membership interests in each of:

•
Breckinridge Wind Class A Holdings, LLC, which owns 100% of the Class A membership interests of Breckinridge Wind Project, LLC, a project company that owns an approximately 98 megawatt (MW) wind generation facility located in Oklahoma;

•
Carousel Wind Holdings, LLC, which owns 100% of the Class A membership interests of Carousel Wind Farm, LLC, a project company that owns an approximately 150 MW wind generation facility located in Colorado;

•
Monarch Wind Holdings, LLC, which owns 100% of the Class A membership interests of Monarch Wind, LLC, which indirectly owns two wind generation facilities, Javelina II and Rush Springs Wind, with a combined generating capacity of approximately 450 MW, located in Texas and Oklahoma, respectively;

•	Mountain View Solar Holdings, LLC, which owns Mountain View Solar, LLC, a project company that owns a 20 MW solar generation facility located in Nevada;

•
Pacific Plains Wind Class A Holdings, LLC, which owns 100% of the Class A membership interests of Pacific Plains Wind, LLC, which indirectly owns three wind generation facilities, Bluff Point, Cottonwood and Golden Hills North, with a combined generating capacity of approximately 255 MW, located in Indiana, Nebraska and California, respectively; and

•
Palomino Wind Holdings, LLC, which owns 100% of the Class A membership interests of Palomino Wind, LLC, which indirectly owns three wind generation facilities located in Kansas, Kingman I, Kingman II and Ninnescah, with a combined generating capacity of approximately 415 MW.

The acquisition closed pursuant to a purchase and sale agreement dated August 31 2018, filed as Exhibits 2.1 and 2.2 to NEP's Current Report on Form 8-K filed with the SEC on August 31, 2018 (Purchase Agreement Form 8-K), with NEP US SellCo, LLC and ESI Energy, LLC, both of which are subsidiaries of NextEra Energy Resources, LLC.

In exchange for the membership interests in NEP Renewables, the purchaser paid a total purchase price of approximately $1,275 million in cash consideration, excluding working capital and other adjustments, and assumed approximately $930 million in existing noncontrolling interests related to differential membership interests and $38 million of existing debt. The cash purchase price was funded with cash on hand and approximately $750 million drawn under the existing revolving credit facility of NextEra Energy US Partners Holdings, LLC, which was subsequently repaid using the proceeds of the Class B investment described below.

On December 21, 2018, NEP issued and sold 100% of the non-controlling Class B interest in NEP Renewables for approximately $750 million (the Class B investment) under the membership interest purchase agreement dated August 31, 2018 (membership purchase agreement), filed as Exhibit 2.3 to the Purchase Agreement Form 8-K, between NEP, NEP Renewables Holdings, LLC (NEP Renewables Holdings) and NEP Renewables with Western Renewable Partners LLC, a wholly owned subsidiary of a fund managed by BlackRock Global Energy & Power Infrastructure (BlackRock). The Class B investment represents an approximately 59% investment in NEP Renewables, subject to the specified conditions set forth in the membership purchase agreement and working capital adjustments. NEP Renewables Holdings will retain 100% of the Class A interest, representing an approximately 41% investment in NEP Renewables, and NEP will consolidate NEP Renewables.

In connection with the Class B investment, the limited liability company agreement for NEP Renewables was amended and restated (the LLC agreement). Under the LLC agreement, NEP, through its indirect ownership of NEP Renewables Holdings, will receive 85% of NEP Renewables’ cash distributions for the first three years after funding, and BlackRock will receive 15%, which implies a yield to BlackRock of approximately 2.5% per annum for the first three years. After three years, NEP will receive 20% of NEP Renewables’ cash distributions and BlackRock will receive 80%. From the third to the fourth anniversary after funding, NEP has the option (the buyout right), subject to certain limitations and extensions, to purchase 100% of BlackRock’s interest in NEP Renewables at a buyout price that implies a 7.75% pre-tax return to BlackRock (inclusive of all prior distributions). If the buyout right is exercised, NEP has the right to pay at least 70% of the buyout price in NEP non-voting common units, issued at the then-current market price of NEP common units, with the balance paid in cash, subject to limitations as described in the LLC agreement. Under a registration rights agreement entered into on December 21, 2018, BlackRock has certain rights, beginning January 1, 2025, to require NEP, under certain circumstances, to initiate underwritten offerings for the units that are issuable if NEP exercises the buyout right.
On December 21, 2018, the partnership agreement of NEP was amended and restated (NEP Partnership Agreement) to establish the terms of the rights of the NEP non-voting common units. Following any exercise of the buyout right, the NEP non-voting common units will have, among other terms, the right to receive pro rata quarterly cash distributions and the right to convert, subject to certain limitations, the NEP non-voting common units into NEP common units on a one-for-one basis. On the same date, the partnership agreement of NextEra Energy Operating Partners, LP (NEP OpCo) was also amended and restated to establish the equivalent terms of the rights of NEP OpCo non-voting common units.
Set forth below are responses to the applicable Items of Form 8-K that are implicated by the transaction described above.

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 and qualified in its entirety by the text of the relevant agreements, which are included as Exhibits 3.1, 10.1 and 10.2 hereto and incorporated by reference herein.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. BlackRock is also the indirect owner of approximately 64% of the outstanding Series A convertible preferred units representing limited partner interests in NEP that were issued in November 2017.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SECTION 3 - SECURITIES AND TRADING MARKETS
Item 3.02 Unregistered Sales of Equity Securities
The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The non-controlling Class B interest in NEP Renewables was sold to BlackRock in reliance upon an exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as amended.
Item 3.03 Material Modification to Rights of Security Holders

The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.03 and qualified in its entirety by the text of the relevant agreements, which are included as Exhibits 3.1, 10.1, and 10.2 hereto and incorporated by reference herein.
The general effect of the issuance of the non-controlling Class B Interest in NEP Renewables upon the rights of the holders of the common units of NEP is described in the Explanatory Note and Item 5.03 hereof, which descriptions are incorporated by reference herein.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On December 21, 2018, James N Suciu, a director of NextEra Energy Partners, LP (the “Company”) advised the Company that he will retire from the Company’s Board of Directors (“Board”). His retirement is effective December 21, 2018.

(d) Effective as of December 21, 2018, Robert J. Byrne was appointed an independent director of the Board. In addition, effective on the same date, Mr. Byrne was appointed chair of the Audit Committee of the Board and a member of the Conflicts Committee of the Board.

Mr. Byrne has served as a Director of Masonite International Corporation (Masonite) since June 2009 and has been Chairman of the Board of Masonite since July 2010. Mr. Byrne was the founder and served as the President of Power Pro-Tech Services, Inc., which specializes in the installation, maintenance, and repair of emergency power and solar photovoltaic power systems, until it was sold in 2017 to Powersecure. From 1999 to 2001, Mr. Byrne was Executive Vice President and Chief Financial Officer of EPIK Communications, a start-up telecommunications company which merged with Progress Telecom in 2001 and was subsequently acquired by Level3 Communications. Having begun his career in investment banking, Mr. Byrne served as Partner at Advent International, a global private equity firm, from 1997 to 1999 and immediately prior to that, from 1993 to 1997, served as a Director of Orion Capital Partners.

Mr. Byrne will receive compensation for his service as a director consistent with compensation paid to the other non-employee directors of the Company, as described in the Company’s 2017 Form 10-K, filed with the Securities and Exchange Commission on February 21, 2018. The compensation includes an annual cash retainer of $65,000 and an annual grant of Company common units under the NextEra Energy Partners, LP 2014 Long Term Incentive Plan determined by dividing $115,000 by the closing price of the common units on the grant date, rounded up to the nearest ten shares. These units are generally not transferable until Mr. Byrne ceases to be a member of the Board. Mr. Byrne will also receive an additional annual cash retainer of $15,000 for his service as chair of the Audit Committee.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
The Explanatory Note is incorporated by reference herein and qualified in its entirety by the text of the NEP Partnership Agreement, which is included as Exhibit 3.1 hereto and incorporated by reference herein.
On December 21, 2018, the NEP Partnership Agreement established the rights, preferences, privileges and other terms relating to the non-voting common units (see primarily Section 5.9 of the NEP Partnership Agreement).
Item 5.08 Shareholder Director Nomination
In accordance with the NEP Partnership Agreement, on December 21, 2018 the NEP board of directors modified the eligibility requirements for holders of units of NEP (Eligible Holders) that wish to submit the name of a qualified director nominee for inclusion in NEP’s proxy statement for the 2019 Annual Meeting of Limited Partners of NEP (2019 Annual Meeting). Under the modified requirements, an Eligible Holder must have owned the Required Units, as defined in the NEP Partnership Agreement, continuously for at least one year prior to the date of nomination in order to submit a proxy access nominee for the 2019 Annual Meeting.
Notice of a proxy access nominee for the 2019 Annual Meeting must be received by W. Scott Seeley, NEP’s Corporate Secretary, at 700 Universe Boulevard, Juno Beach, Florida 33408 no later than January 22, 2019. The notice may be made by personal delivery, by facsimile (561-691-7702) or sent by U.S. certified mail. Eligible Holders who wish to submit nominees will be required to satisfy the requirements set forth in the NEP Partnership Agreement.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment by March 8, 2019.

(b) Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment by March 8, 2019.

(d) Exhibits

Exhibit Number	Description
3.1	Third Amended and Restated Agreement of Limited Partnership of NextEra Energy Partners, LP, dated as of December 21, 2018
10.1	Third Amended and Restated Agreement of Limited Partnership of NextEra Energy Operating Partners, LP, dated as of December 21, 2018
10.2	Amended and Restated Limited Liability Company Agreement of NEP Renewables, LLC, dated December 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 21, 2018

NextEra Energy Partners, LP
(Registrant)

TERRELL KIRK CREWS, II
Terrell Kirk Crews, II Controller and Chief Accounting Officer